SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 1, 2003

THE MILLS CORPORATION

Exact name of registrant as specified in its charter)

Delaware	1-12994	52-1802283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard Suite 400 Arlington, Virginia 22209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 526-5000

(Former name or former address, if changed since last report)
Not applicable

THE MILLS CORPORATION

Item 5.    Other Events

On May 1, 2003, we entered into an agreement to purchase an existing mall property in California for a purchase price exceeding $400 million.  The agreement provides for closing to occur during or before the third quarter of 2003, and is subject to continuing due diligence review of the property and other conditions to closing.  Accordingly, there can be no assurance that we will acquire the property.

Item 7.    Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

Not applicable

(b)  Pro Forma Financial Information

Not applicable

(c)  Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

/s/ Kenneth R. Parent
	Name:	Kenneth R. Parent
	Title:	Chief Operating Officer

Date: May 2, 2003